Exhibit 24

LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Richard J. Cantele, Jr., Shelly L. Humeston, and Machayla R. Karcheski severally, the undersigned’s true and lawful attorney-in-fact, to:

(1)	execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Salisbury Bancorp, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”);

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange of similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood; that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to his Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute of substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, and of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of April, 2021.

/s/ Paul S. Hoffner
Paul S. Hoffner

STATE OF NEW YORK	)	April 28, 2021
COUNTY OF ORANGE	)

The foregoing Power of Attorney with provision for Survival of Authority was acknowledged before me this 28th day of April, 2021 by Paul S. Hoffner.

/s/ Maria J. Zaharek
Notary Public, State of New York
My Commission Expires: 5-27-23

MARIA J. ZAHAREK
Notary Public, State of New York
NO. 01ZA5078371
Qualified in Ulster County
Commission Expires May 27, 2023